UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 19, 2015
(Date of Report, Date of Earliest Event Reported)

Stage Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

1-14035
(Commission File Number)

NEVADA (State or Other Jurisdiction of Incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of Principal Executive Offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On November 19, 2015, Stage Stores, Inc. (“we,” “us,” “our” or “registrant”) issued a news release reporting our unaudited financial results for the third quarter of fiscal 2015 and updating our guidance for fiscal 2015.

The news release included “non-GAAP financial measures,” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). Specifically, the following non-GAAP financial measures were included: (i) adjusted net loss; (ii) adjusted diluted loss per share; and (iii) adjusted expenses. The non-GAAP financial measures exclude from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the following items: (a) in connection with the consolidation our corporate headquarters, an after-tax charge of approximately $0.8 million, or $0.03 per diluted share for the third quarter of fiscal 2015, and $1.2 million, or $0.04 per diluted share for the year-to-date; and (b) in connection with our strategic store closures and remodels, an after-tax charge of approximately $0.01 million for the third quarter of fiscal 2015 and $5.4 million, or $0.17 per diluted share, for the year-to-date. The news release posted in the Investor Relations section of our website contains a presentation of the most directly comparable financial measure calculated and presented in accordance with GAAP and a reconciliation of the difference between the non-GAAP financial measures and the most directly comparable financial measures calculated and presented in accordance with GAAP.

We believe this supplemental financial information enhances an investor’s understanding of our financial performance as it excludes those items which impact comparability of operating trends.  The non-GAAP financial information should not be considered in isolation or viewed as a substitute for net income, cash flow from operations or other measures of performance as defined by GAAP.  Moreover, non-GAAP financial information as reported by us is not necessarily comparable to other similarly titled measures of other companies due to the potential inconsistencies in the method of presentation and items considered.

Attached as Exhibit 99.1 to this Form 8-K is a copy of the news release, including information concerning forward-looking statements and factors that may affect our future results. The information in Exhibit 99.1 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing. By furnishing the information in this Form 8-K and the attached exhibits, we are making no admission as to the materiality of any information in this Form 8-K or the exhibits.

Item 8.01    Other Events.

In our November 19, 2015 news release, we also announced that our Board of Directors approved the resumption of the $200.0 million share repurchase program authorized in 2011. We have $99.9 million remaining under the program.

On November 20, 2015, we issued a news release announcing that our Board of Directors declared a quarterly cash dividend of $0.15 per share on our common stock, payable on December 16, 2015 to shareholders of record at the close of business on December 1, 2015. A copy of the news release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

99.1	Stage Stores, Inc. news release dated November 19, 2015.

99.2	Stage Stores, Inc. news release dated November 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

Date: November 20, 2015	/s/ Oded Shein
Oded Shein
Executive Vice President,
Chief Financial Officer and Treasurer